Exhibit 99

Press Release

October 26, 2012

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND; NET INCOME AVAILABLE TO COMMON SHAREHOLDERS FOR FIRST NINE MONTHS OF 2012 IMPROVES 32 PERCENT.

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, reported today that its Board of Directors declared a quarterly dividend of $0.10 per share. The dividend is payable on November 27, 2012, to shareholders of record on November 7, 2012.

For the first nine months of 2012, net income available to common shareholders was $12.11 million or $0.69 per diluted common share. Net income available to common shareholders for the first nine months of 2011 was $9.15 million or $0.53 per diluted common share. The most significant difference from last year was the payment of preferred stock dividends and accretion of discount totaling $2.39 million. The preferred stock was redeemed on June 29, 2011, so there were no such preferred stock dividends or accretion of discount in 2012 or the third quarter of 2011.

For the third quarter of 2012, net income available to common shareholders was $3.75 million, or $0.22 per diluted common share, compared to $3.08 million, or $0.18 per diluted common share, for the third quarter of 2011. Gains and fees from the sale of residential mortgages totaled $816,000 in the third quarter of 2012, more than double the amount earned in the same period in 2011. The low interest rate environment continues to result in higher volumes of mortgage activity. The provision for loan losses was $300,000 for the third quarter of 2012 while there was no such provision in the same period last year. Other real estate owned expense was $240,000 this quarter, significantly lower than the $1,650,000 of expense in the third quarter of 2011.

In commenting on the Company's results, David Nelson, President and Chief Executive Officer of West Bancorporation, Inc. said, “We are proud of our results this year. While the low interest rate environment puts pressure on our net interest margin, it has contributed to a favorable environment for our customers to purchase or refinance a home. We are also pleased to continue the higher level of quarterly dividend payments. Also, as previously announced, our Company was named a 'Small Cap All-Star' by the investment banking firm Sandler O'Neill and Partners during the third quarter. This was a list of the 25 top performing publicly traded community banks and thrifts in the country according to the criteria set by Sandler. It is an honor to receive that type of recognition by people who understand the banking industry.”

The Company filed its quarterly report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankiowa.com.

The Company will discuss its third quarter 2012 results during a conference call scheduled for this afternoon, Friday, October 26, 2012, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6789. A recording of the call will be available until November 12, 2012, at 877-344-7529, pass code: 10008360.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, and one full-service office in Coralville.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements including rules recently jointly proposed by the Federal bank regulatory agencies to implement Basel III; limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	September 30, 2012	September 30, 2011
Assets
Cash and due from banks	$37,707	$44,851
Short-term investments	4,120	7,922
Securities	322,750	258,428
Loans held for sale	6,471	3,416
Loans	854,205	866,615
Allowance for loan losses	(15,637)	(17,476)
Loans, net	838,568	849,139
Bank-owned life insurance	25,563	25,506
Other real estate owned	8,894	12,402
Other assets	23,893	24,935
Total assets	$1,267,966	$1,226,599

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$291,497	$258,024
Interest-bearing:
Demand	151,686	149,910
Savings	316,931	290,109
Time of $100,000 or more	88,957	126,733
Other time	79,855	93,763
Total deposits	928,926	918,539
Short-term borrowings	73,084	54,648
Long-term borrowings	125,619	125,619
Other liabilities	7,694	6,657
Stockholders' equity	132,643	121,136
Total liabilities and stockholders' equity	$1,267,966	$1,226,599

Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
CONSOLIDATED INCOME STATEMENTS	2012	2011	2012	2011
Interest income
Loans, including fees	$10,928	$11,674	$33,324	$35,101
Securities	1,589	1,592	4,702	5,006
Other	36	43	129	170
Total interest income	12,553	13,309	38,155	40,277
Interest expense
Deposits	1,054	1,735	3,604	5,343
Short-term borrowings	23	42	89	131
Long-term borrowings	1,219	1,207	3,636	3,588
Total interest expense	2,296	2,984	7,329	9,062
Net interest income	10,257	10,325	30,826	31,215
Provision for loan losses	300	—	300	950
Net interest income after provision for loan
losses	9,957	10,325	30,526	30,265
Noninterest income
Service charges on deposit accounts	768	864	2,236	2,419
Debit card usage fees	403	368	1,193	1,093
Trust services	201	175	595	601
Gains and fees on sales of residential mortgages	816	358	2,144	814
Increase in cash value of bank-owned life insurance	181	223	571	667
Gain from bank-owned life insurance	—	—	841	637
Investment securities impairment losses	(6)	(22)	(179)	(22)
Realized investment securities gains, net	—	—	246	—
Other income	185	245	648	789
Total noninterest income	2,548	2,211	8,295	6,998
Noninterest expense
Salaries and employee benefits	3,686	3,373	10,893	9,598
Occupancy	880	841	2,612	2,478
Data processing	576	500	1,582	1,430
FDIC insurance expense	183	216	516	1,111
Other real estate owned expense	240	1,650	1,228	1,930
Professional fees	276	297	855	756
Consulting fees	191	98	498	198
Other expense	1,072	1,343	3,598	3,669
Total noninterest expense	7,104	8,318	21,782	21,170
Income before income taxes	5,401	4,218	17,039	16,093
Income taxes	1,649	1,135	4,927	4,557
Net income	3,752	3,083	12,112	11,536
Preferred stock dividends and accretion of discount	—	—	—	(2,387)
Net income available to common stockholders	$3,752	$3,083	$12,112	$9,149

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income
	Basic and Diluted	Dividends	High	Low
2012
1st Quarter	$0.23	$0.08	$10.46	$8.71
2nd Quarter	0.25	0.08	10.22	9.02
3rd Quarter	0.22	0.10	12.35	9.38

2011
1st Quarter	$0.23	$—	$8.00	$6.75
2nd Quarter	0.12	0.05	8.89	6.94
3rd Quarter	0.18	0.05	10.00	7.31
4th Quarter	0.21	0.07	10.39	7.92
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended September 30,		Nine months ended September 30,
SELECTED FINANCIAL MEASURES	2012	2011	2012	2011
Return on average equity	11.36%	10.12%	12.61%	11.03%
Return on average assets	1.14%	0.97%	1.23%	1.19%
Net interest margin	3.45%	3.64%	3.46%	3.61%
Efficiency ratio	51.92%	51.17%	50.98%	48.51%

			As of September 30,
			2012	2011
Texas ratio			12.99%	15.47%
Allowance for loan losses ratio			1.83%	2.02%
Tangible common equity ratio			10.46%	9.87%
Definitions of ratios:

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Return on average assets - annualized net income divided by average assets.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and net impairment losses) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.